THIS PURCHASE/SALE AGREEMENT (the "AGREEMENT") is made as of this day of September, 1996 by and between Golden Bear Golf Centers, Inc., a Florida corporation ("PURCHASER"), and Dallas Highlander, Ltd., a Texas limited partnership ("SELLER");


                              W I T N E S S E T H:

         A. Seller is the sole owner of legal and equitable title of a leasehold estate in the Land (as hereinafter defined).

         B. Seller is the sole owner of the Fixtures and Tangible Personal Property and the Miscellaneous Facility Assets (as such terms are hereinafter defined) located on the Land and described in EXHIBIT C hereto.

         C. Seller has agreed to convey, and Purchaser has agreed to acquire, Seller's interest in the Property (as hereinafter defined) on the terms and conditions of this Agreement.

         In consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         I. DEFINITIONS. When used herein, the following terms shall have the respective meanings set forth opposite each such term:

ACQUISITION AND
DEVELOPMENT
AGREEMENT:            That certain Acquisition and Development Agreement between
                      Purchaser and Seller for, among other things, the development and operation of golf practice centers in the form attached hereto as EXHIBIT G.

AGREEMENT:     This Agreement, including the following Exhibits hereto which are incorporated herein and made a part hereof by this reference:

               Exhibit A: Legal Description of the Land
               Exhibit B: Title Commitment issued by Commonwealth Land Title
                          Insurance Company dated July 25, 1996
               Exhibit C: Fixtures and Tangible Personal Property
               Exhibit D: First Amendment to Ground Lease and Assignment of
                          Tenant's Interest in Ground Lease and Landlord
                          Estoppel
               Exhibit E: First Leasehold Deed of Trust
               Exhibit F: Purchase Money Note
               Exhibit G: Acquisition and Development Agreement
               Exhibit H: Allocation of Purchase Price
               Exhibit I: Contracts
               Exhibit J: Employment Agreements
               Exhibit K: Revenue and Expense Statement
               Exhibit L: Seller's Insurance

AGREEMENT TO
ENTER
INTO LEASE:    That certain  Agreement to Enter into Lease  between  Highlander
               Towngate, Ltd. and Purchaser for certain property located in Moreno Valley California.

CLOSING DATE:  Five (5) business days after the expiration of the Contingency
               Period, subject to extension in the event of (i) Survey Defects as provided in Section 5 hereof, or (ii) unpermitted title exceptions as provided in Section 6 hereof, or such other date as is mutually agreed upon by the parties for closing of the transaction contemplated hereby.

CLOSING
ESCROW:        As defined in Section 8 of this Agreement.

COMPENSATION:  The direct salaries and wages paid to, or accrued for the benefit of, any Employee (as hereinafter defined), incentive compensation, vacation pay, severance pay and employer's contributions under F.I.C.A., unemployment compensation, workers' compensation, or other employment taxes.

CONSUMABLES:   All engineering and maintenance supplies; and other supplies of all kinds, in each case whether partially used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Facility which are on hand on the date hereof (other than the Retail Items), subject to such depletion and restocking as shall occur and shall be made in the normal course of business but in accordance with present standards.

CONTINGENCY
PERIOD:        As defined in Section 13(a) of this Agreement.

CONTRACTS:     All service, maintenance, purchase orders, leases and other contracts or agreements, including equipment leases capitalized for accounting purposes, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning or equipping of the Facility, or any of the Property, as well as written warranties and guarantees relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment and which are listed on EXHIBIT I hereto, but exclusive, however, of (i) insurance policies, and (ii) the Employment Agreements.

CUT-OFF TIME:  12:01 a.m. on the Closing Date.

DECLARATION:   That certain Declaration of Covenants, Restrictions and
               Development Standards Applicable to Texas Highland dated July 6,
               1993 by Mission Land Company, a California corporation, a copy of which is attached to the Ground Lease as Exhibit F.

EMPLOYEE(S):   All persons employed by Seller pursuant to Employment Agreements.

EMPLOYMENT
AGREEMENT(S):  Those agreements, oral or written, with all or any of the executives, staff and employees of Seller for work in or in connection with the Facility including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans and disability insurance plans and which are listed on EXHIBIT J hereto.

FACILITY:      The golf training facility located and operated at the Real
               Property.

FIXTURES AND
TANGIBLE
PERSONAL
PROPERTY:      All fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, signage, appliances, draperies, carpeting and other articles of personal property now located on the Real
               Property and used or useable in connection with any part of the Facility and which are listed on EXHIBIT C hereto subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (i)
               Consumables; (ii) Improvements; and (iii) the Retail Items.

GAP
UNDERTAKING:   As defined in Section 15 of this Agreement.

GROUND
LEASE: That certain Ground Lease dated March 1, 1995 between Trinity Mills - Midway Partners, Ltd., a Texas limited partnership, as landlord, and Seller, as tenant, as amended by the Lease Amendment (as hereinafter defined).

IMPROVE-
MENTS: The buildings, structures (surface and sub-surface) and other improvements, including such fixtures as shall constitute real property, located on the Land.

LAND:          The parcel of real estate described in EXHIBIT A hereto.

LEASE
AMENDMENT:     That certain First Amendment to Ground Lease and Assignment of
               Tenant's Interest in Ground Lease and Landlord Estoppel in the form attached hereto as EXHIBIT D.

LEASEHOLD
DEED OF TRUST: That certain First Leasehold Deed of Trust in the form attached hereto as EXHIBIT E from Purchaser to Seller to secure the Purchase Money Note.

MISCELLANEOUS
FACILITY
ASSETS: All contract rights, leases, concessions, trademarks, logos, copyrights, assignable warranties and other items of intangible personal property owned by Seller and relating to the ownership or operation of the Facility but such term shall not include (i) Contracts; (ii) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit; (iii) books and records; (iv) receivables; (v) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Cut-off Time; (vi) utility and similar deposits; (vii) prepaid insurance or other prepaid items;
               (viii) prepaid license and permit fees; or (ix) good will; except to the extent that Seller receives a credit on the closing statement prepared pursuant to this Agreement for any such item or matter.

OTHER LIENS:   As defined in Section 6 of this Agreement.

PERMITTED
TITLE
EXCEPTIONS:    Those exceptions to title to the Property (a) shown as
               exceptions to the Title Commitment (as hereinafter defined), (b) relating to the acts of Purchaser or those claiming by, through or under Purchaser, (c) relating to the Leasehold Deed of Trust,
               (d) relating to the Ground Lease, or (e) as are specifically designated as Permitted Title Exceptions in this Agreement or are approved by Purchaser as provided in Sections 5 and 6 hereof.

PERSONAL
PROPERTY:      All of the Property other than the Real Property and the Retail
               Items.

PROPERTY:      (i) The Real Property; (ii) the Fixtures and Tangible Personal
               Property; (iii) the Consumables; (iv) the transferable right, title and interest of Seller in, to and under the Contracts and
               (v) all other Miscellaneous Facility Assets.

PURCHASE
MONEY NOTE:    That certain Purchase Money Note in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), in the form attached hereto as EXHIBIT F from Purchaser to the order of Seller.

PURCHASE
PRICE:         Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00).

PURCHASER:     Golden Bear Golf Centers, Inc., a Florida corporation.

PURCHASER'S
DESIGNATED
PARTIES:       As defined in Section 4(b) of this Agreement.

REAL
PROPERTY:      The leasehold interest in the Land created by the Ground Lease together with the Improvements located on the Land.

RETAIL ITEMS:  Those items of personal property which are located on the
               Property and are offered for sale to the public in the retail store located at the Property.

SELLER:        Dallas Highlander, Ltd., a Texas limited partnership.

SURVEY: Current survey of the Property prepared by a surveyor licensed by the State of Texas and certified to the Purchaser, Seller, the Title Insurer, and such other parties as Purchaser shall designate, to be in accordance with the standards for Land Title Surveys of American Title Association and American Congress on Surveying and Mapping (1986).

TERMINATION
AND MUTUAL
RELEASE: Collectively, that certain Termination Agreement and Mutual Release of that certain Golden Bear Golf Center Development Agreement dated June 1, 1994 between Highlander Golf Corporation. a Texas corporation, and Purchaser and that certain Termination Agreement and Mutual Release of that certain License Agreement dated May 20, 1995 between Dallas Highlander, Ltd., a Texas limited partnership, and Purchaser.

TITLE
COMMITMENT:    The current commitment for a ALTA Form B Leasehold Title
               Insurance Policy for the Property issued by the Title Insurer in the full amount of the Purchase Price, which is attached hereto as EXHIBIT B.

TITLE
INSURER:       Commonwealth Land Title Insurance Company.

TITLE
OBJECTIONS:    As defined in Section 6 of this Agreement.

        I. PURCHASE AND SALE. Subject to the conditions and on the terms contained in this Agreement, on the Closing Date, Purchaser agrees to acquire from Seller, and Seller agrees to convey to Purchaser the Property, including record and insurable leasehold title to the Real Property by the Lease Amendment, subject only to the Permitted Title Exceptions.

                      A. PAYMENT OF PURCHASE PRICE. Purchaser agrees to pay to
               Seller and Seller agrees to accept payment of the Purchase Price as follows:

                      B. At closing, Purchaser shall execute and deliver to
               Seller the Purchase Money Note. The Purchase Money Note shall be secured by the

               Leasehold Deed of Trust granting a first lien on the leasehold interest in the Land held by Purchaser as well as the Improvements and the other Property owned by Purchaser. In addition, Purchaser shall deliver to Seller at closing an ALTA Leasehold Mortgage Title Insurance Policy (the "Leasehold Mortgage Policy") issued by the Title Insurer in the amount of the Purchase Money Note insuring the priority of the Leasehold Deed of Trust. Purchaser shall grant such other security interests and execute such other documents as may be required to evidence and perfect such security interests granted to Seller

                      C. At closing, Purchaser shall pay to Seller the balance
               of the Purchase Price, plus or minus prorations as hereinafter provided, in cash or by wire transfer of immediately available federal funds.

The Purchase Price shall be allocated in accordance with the values reasonably attributable to the components of the Property as set forth in EXHIBIT H hereto.

       I. INFORMATION RELATING TO THE PROPERTY; PURCHASER'S INSPECTION OF PROPERTY.

               A. Upon the execution hereof, Seller shall make available to Purchaser for inspection or copying all building permits, certificates of occupancy and other governmental licenses, permits, notices and approvals, and plans, specifications, soil, compaction, engineering reports, studies, tests and analysis relating to the Property which are in the possession or control of Seller.

               B. Seller shall permit representatives, agents, employees, lenders, contractors, appraisers, architects and engineers designated by Purchaser (collectively "PURCHASER'S DESIGNATED PARTIES") access to and entry upon the Property to examine, inspect, measure and test the Property for any reasonable purpose, provided that Purchaser shall not interfere with Seller's operation of Seller's business at the Property. Any such inspection, however, shall be at Purchaser's and Purchaser's Designated Parties' sole risk and sole cost, shall be conducted in the presence of Seller or Seller's agents, and Purchaser shall be required to give Seller not less than twenty-four (24) hours advance notice prior to conducting any such on-site inspection of the Property. Purchaser's right to inspect the Property shall include the right to investigate and to examine, to the extent permitted by law, any and all governmental records and to conduct interviews with any and all relevant governmental and regulatory authorities with respect to the Property, all of which shall be undertaken at Purchaser's sole cost and expense. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all loss, damage, liability and expense (including reasonable attorney's fees, court costs and other litigation expenses) which Seller may suffer, sustain or incur arising from property damage or personal injury or the filing of liens or claims of lien against the Property resulting from the activities permitted by this Section 4(b) and to provide Seller with evidence of insurance coverages reasonably acceptable to Seller protecting Seller from any claim for injury to or death of persons or damage to property which may result from such activities. The provisions of this Section 4(b) shall survive the closing of the transaction contemplated by this Agreement or termination of this Agreement.

               II. SURVEY. No later than September 5, 1996, Purchaser shall obtain the Survey and deliver a copy to Seller, at Purchaser's sole cost and expense. If the Survey discloses any encroachments onto the Real Property from any adjacent property, or encroachments by or from the Real Property onto any adjacent property, or violation of any recorded building lines, restrictions or easements affecting the Real Property (other than Permitted Title Exceptions) to which Purchaser objects ("SURVEY DEFECTS"), Purchaser shall give Seller notice of such objection within three (3) days following the date of Purchaser's receipt of the Survey (but in no event later than September 5, 1996) (provided that failure of Purchaser to give such notice of objection shall be deemed to be acceptance by Purchaser of all matters disclosed by the Survey and such Survey Defects shall be deemed "Permitted Title Exceptions" for purposes of this Agreement), and Seller shall, at its option, have up to the Closing Date (but in no event less than ten (10) days from the date of such notice) to have such Survey Defects removed or insured over by the Title Insurer and provide evidence thereof to Purchaser. If Seller fails to have such Survey Defects removed or insured over, and if such Survey Defects would interfere in any material way with Purchaser's use and enjoyment of the Real Property, Purchaser may elect, as its sole remedy, by notice to Seller given within two (2) days following expiration of the aforesaid cure period granted to Seller, to (i) terminate this Agreement and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) accept the Real Property subject to such Survey Defects without reduction in the Purchase Price. If Purchaser does not elect to terminate this Agreement in a timely manner as provided hereinabove, Purchaser shall be deemed to have waived its objection to such Survey Defects and to have elected to accept title to the Real Property subject to such Survey Defects (and such Survey Defects shall be deemed "Permitted Title Exceptions" for purposes of this Agreement).

               III. TITLE. Purchaser shall have the right to object in writing to any title matters that are not Permitted Title Exceptions and that materially adversely affect Purchaser's title to the Real Property which may appear on supplemental title reports or updates to any Title Commitment issued at the request of Purchaser after the date hereof (herein collectively called the "OTHER LIENS") within five (5) days after the receipt thereof by Purchaser. Unless Purchaser shall timely object to such Other Liens, all such Other Liens and any matters which do not materially adversely affect Purchaser's title to the Real Property which are set forth in any such supplemental reports or updates shall be deemed to constitute additional Permitted Title Exceptions. Any exceptions which are timely objected to by Purchaser shall be herein collectively called the "TITLE OBJECTIONS." Seller may (but shall not be obligated to) remove, or cause to be removed at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed sixty (60) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections. If Seller is unable or unwilling (in its sole and absolute discretion) to remove or endorse over any Title Objections prior to the Closing, Purchaser may elect to either (a) terminate this Agreement, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event such Title Objections shall be deemed "Permitted Title Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If on the Closing Date there are any Title Objections which Seller has elected to pay and discharge, Seller may use any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall deliver to Purchaser at the Closing instruments in recordable form and sufficient to satisfy such

Title Objections of record, together with the cost of recording or filing such instruments, or provided that Seller shall cause the Title Company to insure over the same, without any additional cost to Purchaser, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise. Notwithstanding anything to the contrary herein, Seller hereby agrees that from and after the date hereof, it will not intentionally create any Other Liens which will materially and adversely affect Purchaser's title to the Real Property.

       IV.     POSSESSION, PRORATIONS AND EXPENSES.

               A. POSSESSION. Sole and exclusive possession of the Property, subject only to the Permitted Title Exceptions, shall be delivered to Purchaser at and subject to closing of the transaction contemplated hereby.

               B. TAXES; RENTS. Seller shall pay or cause to be paid general real estate taxes assessed against the Property for all calendar years prior to the calendar year in which closing occurs. General real estate taxes assessed against the Property for the calendar year in which closing occurs and other state or city taxes, fees, charges and assessments affecting the Property shall not be prorated as of the Closing Date. Seller shall be responsible for the payment of all such taxes for the calendar year of closing up to the Closing Date and Purchaser shall be responsible for the payment of all such taxes from and after the Closing Date in accordance with the terms of the Lease. The parties shall prorate all prepaid rents under the Ground Lease and shall prorate Percentage Rent (as defined in the Ground Lease) based upon 100% percent of Percentage Rent paid under the Ground Lease during the preceding Lease Year (as defined in the Ground Lease). Notwithstanding anything to the contrary contained in this Agreement, all prorations made pursuant to this Section 7(b) shall be final.

                C. PRORATIONS. The following matters and items shall be apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

                             1. RECEIVABLES; TRADE ACCOUNTS PAYABLE. Receivables
               and trade accounts payable shall be identified as of the Cut-off Time. Purchaser is not purchasing receivables and is not assuming trade accounts payable. Purchaser and Seller acknowledge and agree that Purchaser is acquiring the assets of Seller and not the business of Seller as contemplated by this Agreement and that all financial liabilities of Seller not expressly assumed by Purchaser herein or otherwise shall not be the obligation of Purchaser. With respect to such receivables and trade accounts payable, it is further agreed that:

                             (A) Seller shall be entitled to receive from
                      Purchaser, and Purchaser shall be obligated to pay to Seller, all amounts actually received by Purchaser from and after the Closing Date for the receivables as of the Cut-off Time. Purchaser's obligation to pay Seller all amounts received for such receivables in accordance with the terms hereof shall survive the closing of the transaction contemplated hereby.

                             (B) Seller shall be responsible for the payment of
                      all trade accounts payable as of the Cut-off Time.

                             (C) In the event that Seller has received any
                      prepayments for merchandise or services (whether in the form of gift certificates or otherwise) which as of the Cut-off Time have not been redeemed by customers of the Facility, Seller hereby agrees to pay to Purchaser on a monthly basis following the Closing Date for the period up to December 31, 1996 only, an amount equal to the prepaid merchandise and/or services redeemed by customers from Purchaser during each month period up to December 31, 1996. Purchaser shall provide written notice to Seller of the amount of merchandise and/or services redeemed in the subject month period (together with appropriate evidence of the redemption of such merchandise or services) and Seller shall reimburse Purchaser for such amount so redeemed by Purchaser within ten (10) days of Seller's receipt of such written notice as provided herein. Seller's obligation hereunder shall survive the closing of the transaction contemplated hereby.

                     1. UTILITY CONTRACTS. Telephone and telex contracts and contracts for the supply of heat, steam, electric power, gas, lighting and any other utility service shall be apportioned between the parties, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Cut-off readings will be secured for all utilities on the Closing Date or shall be estimated by the parties based upon the most recent bill therefor.

                     2. CONTRACTS. Any amounts prepaid or payable under any contracts which affect the Property shall be apportioned between the parties. Any security deposits held by Seller with respect to any contracts will be conveyed to Purchaser at closing.

                     3. EMPLOYMENT AGREEMENTS. Seller shall be responsible for, and shall pay when due, all Compensation of Employees until the Cut-off Time. Compensation of Employees shall be prorated as of the Cut-off Time and Seller shall give Purchaser a credit on the closing statement for all unpaid Compensation (including, but not limited to, accrued vacation pay) which accrued prior to the Cut-off Time. Purchaser shall be responsible for, and shall pay when due, all Compensation of Employees accruing from and after the Cut-off Time and all Compensation (including, but not limited to, accrued vacation pay) of Employees to the extent it receives a credit therefor on the closing statement.

          B.      CLOSING STATEMENTS.

                     1. PREPARATION. Each party shall cause its designated representatives to enter the Facility only at reasonable times and without unreasonably interfering with operations, both before and after the Closing Date, for the purpose of making such inventories, examinations and audits of the Facility, and of the books and records of the Facility, as they deem necessary to make the adjustments and prorations required under this Section 7, or under any other provisions of this Agreement. Based upon such inventories, examinations and audits, at the Closing, the representatives of the parties shall jointly prepare and deliver to each party a preliminary closing statement which shall show the net amount due either to Seller or Purchaser as a result thereof, and such net amount will be added to, or subtracted from the payment of the cash balance of the Purchase Price to be paid to Seller pursuant to Section 3 hereof. Within thirty
          (30) days following the Closing Date, Seller and Purchaser shall agree on a final closing statement setting forth the final determination of all items to be included on the closing statement. The net amount due Seller or Purchaser, if any, by reason of adjustments in the preliminary closing statement as shown in the final closing statement, shall be paid in cash by the party obligated therefor within ten (10) days following the date of the final closing statement.

                     2. PERIOD FOR RECALCULATION. Notwithstanding the foregoing, if at any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the closing statement but were omitted therefrom or any items which were incorrectly stated on the closing statement, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the closing statement or shall be otherwise corrected. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.

          C. PAYMENT. Any net credit due to Seller as a result of the adjustments and prorations hereunder shall be paid in cash at the time of Closing.

          D. RETAIL ITEMS. The day prior to the Closing Date, Seller and Purchaser shall cause an inventory to be taken of the Retail Items effective as of the Cut-off Time. At closing Purchaser's shall pay to Seller, in addition to the Purchase Price, an amount equal to Seller's cost for the Retail Items inventoried by Seller and Purchaser.

          E. CASH. As provided in Section 1 in the definition of Miscellaneous Facility Assets, cash or other funds will be retained by Seller and shall not be conveyed to Purchaser at closing. Provided, however, petty cash at the Facility in the amount of approximately $1,600 will be conveyed to Purchaser provided that at closing Purchaser shall pay to Seller, in addition to the Purchase Price, an amount equal to the petty cash so conveyed.

          F. EXPENSES. Purchaser shall pay all title charges and premiums for the coverages provided for in Section 6 hereof, survey charges, any state, county and municipal stamp or transfer taxes, all recording charges (except such charges incurred for clearance of title by Seller), and all charges (including title charges and premiums) in connection with financing obtained by Purchaser. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers. Seller shall pay any federal, state or local income, sales, or other tax incurred by reason of the transfer of the Property, except the transfer tax, if any, imposed on the transfer of the Property by any governmental authority which shall be the responsibility of Purchaser as set forth above. The provisions of this Section 7(g) shall survive the closing of the transaction contemplated by this Agreement.

     II. ESCROWS. On or prior to the Closing Date, the parties, through their respective attorneys, shall establish an escrow with the Title Insurer through which the transaction contemplated hereby shall be closed (the "CLOSING ESCROW"). The Closing Escrow instructions shall be in the form customarily used by the Title Insurer, as escrowee, with such special provisions added thereto (which are reasonably acceptable to the parties hereto) as may be required to conform to the provisions of this Agreement. The Closing Escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into nor in any manner superseded by such escrow. All escrow costs and fees for the Closing Escrow shall be paid by Purchaser.

     III. BROKERAGE. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder in respect to the transaction contemplated hereby. Seller hereby agrees to indemnify and hold Purchaser harmless from and against any claim for brokerage commission or finder's fee asserted by any person, firm or corporation claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby, and Purchaser hereby agrees to indemnify and hold Seller harmless from and against for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation claiming to have been engaged by Purchaser. The provisions of this Section 9 shall survive the closing of the transaction contemplated by this Agreement or termination of this Agreement.

     IV. EMINENT DOMAIN. If, prior to the Closing Date, all or any portion of the Property is condemned or taken by eminent domain, Seller shall promptly give Purchaser notice of such condemnation or taking. After receipt of notice of a condemnation or taking which is substantial (as hereinafter described), Purchaser shall have the option, exercisable by notice to Seller given within ten (10) days following Seller's notice of such condemnation or taking, to terminate this Agreement, whereupon this Agreement shall be terminated and thereafter neither party shall have any further rights or obligations hereunder. If (a) Purchaser does not elect to terminate this Agreement in the event of a substantial condemnation or taking, or (b) such condemnation or taking is not substantial, Seller shall convey the Property on the Closing Date to Purchaser in its then condition, upon and subject to all of the other terms and conditions of this Agreement, and assign to Purchaser all of Seller's right, title and interest in and to any claims Seller may have to the condemnation awards and/or any causes of action with respect to such condemnation or taking of the Property and pay to Purchaser all payments theretofore made to Seller by such condemning authorities. A condemnation or taking shall be deemed substantial if it results in the inability of Purchaser to use the Property for its current use.

     V. REPRESENTATIONS AND COVENANTS OF SELLER. To induce Purchaser to execute, deliver and perform this Agreement, Seller hereby represents to and covenants with Purchaser as follows:

               A. Seller has not received any written notice of any fire, health, safety, building, pollution, environmental, zoning or other violations of law statute, code, ordinance, rule, regulation or order with respect to the Property, which have not been corrected or substantially corrected to the satisfaction of the applicable governmental body or agency. For purposes of this Section 11, notices received by Seller shall be deemed to mean those written notices received by Fritz Duda, who is an officer of the general partner of Seller.

               B. This Agreement and all other documents executed and delivered, or to be executed and delivered, by Seller in connection with the transaction contemplated herein have been, or at the appropriate time will be, duly executed and delivered and constitute, or upon such execution and delivery will constitute, the legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject, however, to general principles of equity and to the effect of any bankruptcy, reorganization, moratorium, insolvency or other laws affecting the rights of creditors generally. Seller has taken all action, corporate or otherwise, required to authorize its execution of this Agreement and such other documents.

               C. To the actual knowledge of Seller's general partner, there are no litigation or other proceedings pending against Seller in respect to the ownership, use, improvement or operation of the Property or any part thereof (including disputes with governmental authorities, utilities, contractors, adjoining land owners and suppliers of goods or services) which could have a material adverse effect on Purchaser or the Property following the closing. For purposes of this Section 11, the actual knowledge of Seller's general partner shall be deemed to mean the actual knowledge of Fritz Duda, who is an officer of such general partner.

               D. To the actual knowledge of Seller's general partner, Seller has not disposed of any hazardous materials on the Property in quantities exceeding limits permitted by applicable law; and to the actual knowledge of Seller's general partner, Seller has not received any written notice of any violation of any environmental laws with respect to the Property. Purchaser agrees and acknowledges that unless Purchaser elects to terminate this Agreement during the Contingency Period, Purchaser will acquire the Property subject to all environmental matters. Purchaser hereby releases Seller, now and forever, from any and all claims, whether direct or indirect, relating to or arising from, the existence of toxic or hazardous wastes or materials of any kind on the Property or arising from any use of the Property, other than claims relating to or arising from the acts of Seller during Seller's ownership of the Property. The provisions of this Section 11(f) shall survive the closing of the transaction contemplated by this Agreement.

               E. To the actual knowledge of Seller's general partner, without independent inquiry, the operation of the Facility is permitted under local zoning ordinances or other customary conditional use permits associated with the operation of the Facility. To the actual knowledge of Seller's general partner, without independent inquiry, the Property is not in violation of the Declaration and no defaults by Seller or the declarant under the Declaration exist thereunder.

                F. Seller's entry into this Agreement, execution hereof and performance hereunder does not violate any other contract, mortgage, instrument, private formative instrument (such as a charter, articles of incorporation, by-laws, trust agreement or partnership agreement) order, regulation, ordinance or law to which the Property or Seller is/are bound.

               G. Seller shall maintain the Property free from waste and neglect and in good order and repair and shall deliver possession of the Property to Purchaser in the same condition it was in on the date of execution of this Agreement, except for ordinary wear and tear and sales in the ordinary course of business. Seller currently maintains, and shall maintain until the Closing Date, the insurance set forth on EXHIBIT L hereto.

               H. Exhibit K attached hereto is a true, correct and complete revenue and expense statement for the Property as of the date set forth therein.

               I. There are no lease agreements affecting the Real Property or any portion thereof, other than the Ground Lease. There are no parties in possession of any portion of the Real Property as lessees, licensees, concessionaires or tenants at sufferance, other than that certain Licensing/Concession Agreement by and between Seller and Chuck's of Texas, Inc., a Texas corporation.

               J. The copy of the Ground Lease previously delivered by Seller to Purchaser is true, correct and complete. The Ground Lease is in full force and effect, unmodified and no event of default by lessor or lessee exists thereunder. The Ground Lease will not be changed, modified or altered without the prior written consent of Purchaser.

               K. Seller shall comply with all bulk sales and similar laws applicable to Seller in connection with the consummation of the transactions contemplated by this Agreement and shall deliver to Purchaser at closing a final sales tax certificate, to the extent the same is available from the applicable governmental authority.

               L. All federal, state and local returns, forms or reports required to be filed with respect to any Tax (as hereinafter defined) liability of Seller or the Property have been filed in a timely manner (taking into account all extensions of due dates) and any Tax which is due and payable has been paid and no deficiencies for any Tax in respect of Seller or the Project have been asserted or assessed against Seller or the Project in writing which remain unpaid. Any Tax attributable to periods prior to the Closing Date but not yet due and payable shall be paid by Seller when due, except to the extent Purchaser receives a credit therefor on the closing statement or as otherwise specifically set forth herein. For purposes of this subparagraph 11(l), "Taxes" shall mean any federal, state or local income, gross receipts, franchise, privilege, sales, use, registration, value added, excise, natural resources, severance, occupation, windfall profit, customs, duties, real property, personal property, ad valorem, capital, stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax of any kind whatsoever, and including any interest, penalties or additions to such tax. For purposes of this subparagraph 11(l), income taxes shall mean taxes based on or measured by net income but shall not include franchise, capital, stock, minimum, gross receipts or other taxes not based solely on net income.

               M. Seller has not received any written notice of any pending, and to the knowledge of Seller's general partner there exists no threatened, condemnation proceedings or similar proceedings affecting all or any portion of the Property.

If Purchaser discovers any breach of Seller's representations or covenants set forth in this Section 11 prior to the expiration of the Contingency Period, Purchaser shall immediately give notice thereof to Seller, and if closing thereafter occurs, Purchaser shall be deemed to have waived any claim against Seller with respect to any such breach of representation or covenant of Seller. The provisions of this Section 11 shall survive the closing of the transaction contemplated by this Agreement; provided that any claim by the Purchaser based on a misrepresentation or breach of any covenant under this Section 11 shall be deemed waived unless Purchaser has given Seller notice of such claim prior to the expiration of six (6) months following the Closing Date.

     I. REPRESENTATIONS AND COVENANTS OF PURCHASER. To induce Seller to execute, deliver and perform this Agreement, Purchaser hereby represents and warrants to and covenants with Seller as follows: (a) this Agreement and all other documents executed and delivered, or to be executed and delivered, by Purchaser in connection with the transaction contemplated herein have been, or at the appropriate time will be, duly executed and delivered and constitute or, upon such execution and delivery will constitute, the legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms and provisions, subject, however, to general principles of equity and to the effect of any bankruptcy, reorganization, moratorium, insolvency or other laws affecting the rights of creditors generally; (b) Purchaser has taken all action, corporate or otherwise, required to authorize its execution of this Agreement and such other documents; (c) there are no litigation or other proceedings pending against Purchaser which could have a material adverse effect on Purchaser's ability to consummate the transaction contemplated hereby; and (d) Purchaser shall treat any and all information received with respect to the Property (including, without limitation, the Title Commitment, title exception documents, Survey, Environmental Audit, property agreements, reports, studies, tests, plans and specifications and other information received from Seller or its agents or discovered by Purchaser or its agents with respect to the Property) as strictly confidential provided that Purchaser may disclose the same to its attorneys, accountants and other consultants, and Purchaser shall use reasonable efforts to cause such parties to keep the same confidential. Purchaser or its agents shall not disclose any of such information to any third party. If this Agreement is terminated, or for whatever other reason Purchaser shall not acquire the Property pursuant to this Agreement, all information, data, financial statements or reports, documents and other items relating to the Property held by Purchaser shall be immediately delivered to Seller at no cost to Seller. Purchaser agrees to comply with all of the terms, covenants and conditions of the Declaration; the terms of this sentence shall survive the closing of the transaction contemplated by this Agreement. If Seller discovers any breach of Purchaser's representations or covenants set forth in this Section 12 on or prior to the Closing Date, Seller shall immediately give notice thereof to Purchaser, and if closing thereafter occurs,

Seller shall be deemed to have waived any claim against Purchaser with respect to any such breach of representation or covenant of Purchaser. The provisions of this Section 12 shall survive the closing of the transaction contemplated by this Agreement; provided that any claim by the Seller based on a misrepresentation or breach of any covenant under this Section 12 shall be deemed waived unless Seller has given Purchaser notice of such claim prior to the expiration of six (6) months following the Closing Date.

        II. PURCHASER'S CONDITIONS PRECEDENT.

                A. The obligation of Purchaser to close the transaction contemplated hereby is, at the option of Purchaser, subject to the following:

                                    1.   Purchaser's review and approval of the
                                         information relating to the Property
                                         set forth in Section 4 hereof, the
                                         Survey, the Title Commitment and
                                         related documents and instruments of
                                         record, and Purchaser's inspection and
                                         examination of the Property pursuant to
                                         Section 4(b) hereof;

                                    2.   Purchaser's receipt of evidence,
                                         reasonably satisfactory to Purchaser,
                                         that all approvals, designations,
                                         licenses and permits have been obtained
                                         or received from all appropriate
                                         governmental agencies or entities as
                                         Purchaser reasonably deems necessary to
                                         allow Purchaser to operate the Property
                                         for its current use; and

                                    3.   Purchaser's receipt of evidence,
                                         reasonably satisfactory to Purchaser,
                                         that (x) all utility systems for the
                                         transmission of gas, telephone,
                                         electrical, energy, storm and sanitary
                                         services and domestic water adequate to
                                         support the current use at the Property
                                         are available; (y) such utility systems
                                         conform to all existing laws,
                                         ordinances, rules, regulations and
                                         requirements of every governmental
                                         agency and authority having
                                         jurisdiction over the Property; and (z)
                                         Purchaser may use such utility systems
                                         without obligation to pay any "cost
                                         recovery" or "recapture" charge or
                                         expense other than deposits with
                                         utility companies and "tap-on" fees or
                                         meter fees of uniform application.

        If any condition precedent to closing set forth in this Section 13(a) has not been satisfied or waived by Purchaser on or before September 5, 1996 (the "CONTINGENCY PERIOD"), then Purchaser may, at its option, elect to terminate this Agreement by notice to Seller prior to the expiration of the Contingency Period; provided that upon failure of Purchaser to give such notice of termination to Seller prior to the expiration of the Contingency Period, the conditions precedent set forth in this Section 13(a) shall be conclusively deemed satisfied or waived, and the parties shall proceed to close the transaction contemplated hereby in accordance with the terms of this Agreement.

                A. The obligation of Purchaser to close the transaction contemplated hereby is, at Purchaser's option, further subject to (i) all representations and warranties of Seller contained in this Agreement being true and correct in all material respects at and as of the Closing Date and all covenants of Seller contained in this Agreement to have been performed on or before the Closing Date having been timely and duly performed in all material respects, (ii) the concurrent closing of the transaction contemplated by that certain Agreement to Enter into Lease,
        (iii) the execution and delivery of the Acquisition and Development Agreement, and (iv) the execution and delivery of the Termination and Mutual Release. Upon failure of any condition precedent set forth in this Section 13(b), Purchaser may, as its sole and exclusive remedy, either elect to (i) terminate this Agreement, provided that Purchaser is not itself in default, and neither party shall have any further rights, duties or obligations hereunder except for those matters contained in this Agreement which expressly survive the termination of this Agreement, or (ii) enforce specific performance of the obligations of Seller hereunder, provided, however, that any action by Purchaser to seek such specific performance must be commenced within thirty (30) calendar days of the occurrence of the alleged default by Seller. In no event whatsoever shall Seller ever have any liability for damages as a result of a default by Seller under this Agreement except as specifically provided at Section 11 hereof.

        II. SELLER'S CONDITION PRECEDENT. The obligation of Seller to close the transaction contemplated hereby is, at Seller's option, subject to (i) all representations and warranties of Purchaser contained in this Agreement being true and correct in all material respects at and as of the Closing Date and all covenants of Purchaser to have been performed on or before the Closing Date (including payment of the Purchase Price) having been timely and duly performed in all material respects, (ii) the concurrent closing of the transaction contemplated by the Agreement to Enter into Lease, (iii) the execution and delivery of the Acquisition and Development Agreement, and (iv) the execution and delivery of the Termination and Mutual Release. Upon failure of any condition precedent set forth in this Section 14, Seller may elect to (a) terminate this Agreement, provided that Seller is not itself in default, in which event neither party shall have any further rights, duties or obligations hereunder except for those matters contained in this Agreement which expressly survive the termination of this Agreement, or (b) seek any other remedy available to Seller at law or in equity, including, without limitation, specific performance of this Agreement.

        III. CLOSING.

                A. The transaction contemplated hereby shall close at 9:00 a.m. on the Closing Date at the offices of the Title Insurer, or at such other time and place as the parties may mutually agree, pursuant to the terms of the Closing Escrow instructions, containing terms consistent with the terms and conditions of this Agreement, which shall be mutually satisfactory to the parties. The cost of escrow shall be paid by Purchaser. At the request of either party, and in lieu of or in addition to the escrow closing, the transaction shall be closed with the concurrent delivery of the documents of title, delivery of the title policy in accordance with the Title Commitment, and the payment of the Purchase Price. The Seller shall provide for any undertaking (the "GAP UNDERTAKING") to the Title Insurer necessary for the aforesaid closing and delivery of the aforesaid title policy to occur. Purchaser shall pay the charges of the Title Insurer for such "New York Style" closing.

                B. On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following closing documents:

                                    1.   The Lease Amendment;

                                    2.   a Bill of Sale, with special covenants
                                         of title, transferring to Purchaser all
                                         of Seller's right, title and interest
                                         in and to each and every item of
                                         Fixtures and Tangible Personal Property
                                         and Consumables to be transferred
                                         hereunder subject only to Permitted
                                         Exceptions;

                                    3.   all of the Contracts (to the extent
                                         such Contracts are assignable and have
                                         not been terminated effective as of the
                                         Closing Date) and tangible
                                         Miscellaneous Facility Assets, together
                                         with an assignment conveying and
                                         transferring to Purchaser all of
                                         Seller's right, title and interest in,
                                         to and under the Contracts and all
                                         Miscellaneous Facility Assets;

                                    4.   A title policy or commitment therefor
                                         issued by the Title Insurer in
                                         accordance with the Title Commitment
                                         and subject only to the Permitted
                                         Exceptions (at Purchaser's cost);

                                    5.   Any other document or instrument
                                         necessary to transfer Seller's interest
                                         in the Property to Purchaser;

                                    6.   Resolutions of Seller, a certificate of
                                         existence for Seller and similar
                                         documents to evidence Seller's
                                         authority to
                                         consummate the transactions
                                         contemplated by this Agreement;

                                    7.   ALTA Statement;

                                    8.   GAP Undertaking;

                                    9.   A FIRPTA Affidavit in customary form
                                         duly executed by Seller.

                C. On the Closing Date, Purchaser shall deliver to Seller the balance of the Purchase Price as provided in Section 3(b), the amounts payable for the Retail Items and petty cash (as set forth in Section 7(f) and (g) hereof), the Purchase Money Note, the Leasehold Deed of Trust, the Leasehold Mortgage Policy, an ALTA Statement and resolutions of Purchaser, a certificate of good standing for Purchaser and similar documents to evidence Purchaser's authority to consummate the transactions contemplated by this Agreement.

                D. On the Closing Date, Seller and Purchaser shall jointly execute and deliver or cause to be executed and delivered the following closing documents: (i) an agreed proration statement; (ii) state, county and local transfer tax declarations; (iii) the Acquisition and Development Agreement, and (iv) the Termination and Mutual Release.

                E. Seller and Purchaser shall cause the Leasehold Deed of Trust to be recorded against the Property at closing.

     IV. EMPLOYEES. Purchaser shall have the right to review all employment records and files of, and to interview, Employees. From and after the Closing Date and continuing to and including December 31, 1996, Purchaser agrees to offer employment to all Employees upon the terms and conditions hereinafter set forth and shall not terminate any Employee for the initial thirty (30) day period of such employment, unless such Employee is terminated for cause. In addition, with respect to any of the Employees listed below, Purchaser agrees to pay, in the event that any such Employees are terminated for any reason other than cause, severance pay in an amount equal to the number of weeks pay (calculated at the rate of pay as of the date of termination and, to the extent any such Employee's Compensation is based in whole or in part on commissions, the commission portion of such Compensation shall be based on the average weekly commissions payable to such Employee over the three (3) month period immediately prior to termination) hereinafter set forth for each such Employee, which such severance pay shall be in addition to any Compensation due and owing such
Employee:

                       EMPLOYEE                    SEVERANCE PAY
                       --------                    -------------

                     Scott Adcock                     8 weeks

                      Lisa Balch                      4 weeks

                     Mark Maness                      4 weeks

                   Alan Niederlitz                    4 weeks

                   Gregorio Bustos                    2 weeks

                     Mario Bustos                     2 weeks

                   Salvador Bustos                    2 weeks

                      Tim Legate                      4 weeks

                    Yasmine Helmi                     2 weeks

                    Philip Hughes                     2 weeks

After the Closing Date for a period of not less than thirty (30) days, all Employees shall receive Compensation at least equal to such Employees' Compensation immediately prior to the Closing Date and all Employees shall receive benefits equal to the benefits provided to comparable employees of Purchaser. In addition, at the closing of the subject transaction, Purchaser shall receive a credit from Seller in an amount equal to all accrued unpaid vacation pay earned by all Employees as of the Closing Date and Purchaser shall thereafter be solely responsible for the payment of all such accrued unpaid vacation pay to such Employees. The terms of this Section 16 shall survive the closing of the transaction contemplated by this Agreement.

     I. INDEMNITY. Seller agrees to indemnify and hold harmless Purchaser from and against liabilities, damages, causes of action, expenses and reasonable attorneys' fees incurred by Purchaser for any liabilities, damages or causes of action which accrue under the Contracts prior to the Closing Date. Purchaser agrees to indemnify and hold harmless Seller from and against any liabilities, damages and causes of action, expenses and reasonable attorneys' fees incurred by Seller for any liabilities, damages and causes of action which accrued under the Contracts from and after the Closing Date. The terms of this Section 17 shall survive the closing of the transaction contemplated by this Agreement.

     II. NOTICES. Any notice, request, demand, instruction or other communication to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or by nationally recognized overnight courier or by telecopier or sent by United States certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or by overnight courier or by telecopier or three business days after deposit in the mails if mailed. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith, which notice shall be effective upon receipt by the other party.

        If to Seller:               Dallas Highlander, Ltd.
                                    One Galleria Tower
                                    13355 Noel Road LB3
                                    Suite 1315
                                    Dallas, Texas  75240-6603
                                    Attn:  Patrick Edgerton or Fritz Duda

        If to Purchaser:            Golden Bear Golf Centers, Inc.
                                    11780 U.S. Highway #1
                                    North Palm Beach, Florida 33408
                                    Attn:  Gary Rosmarin

     I. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby or as otherwise expressly set forth in this Agreement.

     II. "AS IS" SALE AND PURCHASER'S INVESTIGATION. Purchaser acknowledges that, subject to Purchaser election to proceed to close the transaction contemplated by this Agreement after the Contingency Period, Purchaser is acquiring the Property "AS IS -WITH ALL FAULTS" and that, except as specifically set forth in this Agreement, no representations, warranties, guarantees, promises, statements or estimates of any nature whatsoever upon which Purchaser is relying, whether written or oral, express or implied, in fact or in law, have been made by Seller, any real estate broker, agent, employee, attorney-in-fact or at law, or other person representing or purporting to represent Seller, or otherwise, Purchaser having entered into this Agreement after having made and relied solely on its own examination, investigation and judgment. Purchaser hereby acknowledges and agrees that it understands that Seller has not authorized any real estate broker, agent, employee, attorney-in-fact or at law, or other person to make any representation, statement or agreement on behalf of Seller. Further, Purchaser hereby waives any right of recision and all claims for damages by reason of any statement, representation, warranty, promise and/or agreement, if any, not contained in this Agreement.

     III. FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby. Purchaser and Seller shall cooperate in good faith with respect to all matters pertaining to the transactions contemplated hereby. The terms of this Section 21 shall survive the closing of the transaction contemplated by this Agreement.

     IV. SURVIVAL AND BENEFIT. Except to the extent specifically stated to the contrary elsewhere in this Agreement, all representations, warranties, agreements and obligations of the parties contained in this Agreement shall be merged with the deed at closing. Wherever in this Agreement there is a reference to termination of this Agreement, such termination shall not be construed to terminate the obligations of the parties with respect to representations, warranties and agreements of the parties contained in this Agreement which by their terms survive termination of this Agreement.

     V. 1 SUCCESSORS AND ASSIGNS. The terms and conditions herein contained shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement and Purchaser's rights or interests herein may not be assigned by Purchaser without the prior written consent of Seller.

     VI. 1 NO THIRD PARTY BENEFITS. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     VII. LITIGATION COSTS. In the event of any action or proceeding at law or in equity between Seller and Purchaser to enforce any provision of this Agreement or to protect or establish any right or remedy of either party hereunder, the unsuccessful party to such litigation shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred therein by such prevailing party, and if such prevailing party shall recover judgment in any such action or proceeding, such costs and expenses (including such attorneys' fees) shall be included in and as a part of such judgment.

     VIII. RISK OF LOSS. All risk of loss to the Property prior to the closing of the transaction contemplated hereby shall be upon Seller. If any portion of the Property is materially (as hereinafter described) damaged prior to closing, Seller shall promptly give Purchaser notice of such damage. After receipt of such notice, Purchaser shall have the option, exercisable by notice to Seller given within ten (10) days following Seller's notice of such damages, to terminate this Agreement, whereupon this Agreement shall be terminated and thereafter neither party shall have any further rights or obligations hereunder. If (a) Purchaser does not elect to terminate this Agreement in the event of material damage, or (b) such damage is not material, Seller shall convey the Property on the Closing Date to Purchaser in its then condition, upon and subject to all of the other terms and conditions of this Agreement, and assign to Purchaser all of Seller's right, title and interest in and to any claims Seller may have to the insurance proceeds and/or any causes of action with respect to such damage to the Property and pay to Purchaser all payments theretofore made to Seller in connection with such damage. Damage to the Property shall be deemed substantial if it results in the inability of Purchaser to use the Property for its current use.

     IX. POST CLOSING ACCOUNTING.

     At the request of Purchaser, Seller, from and after the Closing Date and for a period not to exceed 12 months (unless otherwise agreed by the parties hereto) shall continue to perform accounting services in connection with the operations on the Property and Purchaser shall pay to Seller for such services an amount to be agreed upon in writing on or before the Closing Date. Either party may terminate such accounting services upon not less than 30 days prior written notice.

     I. MISCELLANEOUS.

          A. The headings and captions herein are inserted for convenient reference only, and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

          B. The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

          C. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

          D. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

          E. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to.

          F. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          G. Whenever under the terms of this Agreement the time for performance of a covenant or condition or for giving a notice falls upon a Saturday, Sunday or holiday, such time for performance or giving of notice shall be extended to the next business day. Otherwise all references herein to "days" shall mean calendar days.

          H. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          I. Time is of the essence of this Agreement.

          J. Neither this Agreement nor any memorandum hereof shall be recorded.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser as of the day and year first written above.

PURCHASER:                             SELLER:

GOLDEN BEAR GOLF CENTERS, INC.,        DALLAS HIGHLANDER, LTD., a Texas
 a Florida corporation                 limited partnership


By:____________________________        By:HIGHLANDER GOLF CORPORATION,
   Name:_______________________        a Texas corporation, its general partner
   Title:______________________

                                       By:___________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                    EXHIBIT A
                                       TO
                             PURCHASE/SALE AGREEMENT

                          LEGAL DESCRIPTION OF THE LAND

                                    EXHIBIT B
                                       TO
                             PURCHASE/SALE AGREEMENT

                                TITLE COMMITMENT

                                    EXHIBIT C
                                       TO
                             PURCHASE/SALE AGREEMENT

                     FIXTURES AND TANGIBLE PERSONAL PROPERTY

                                    EXHIBIT D
                                       TO
                             PURCHASE/SALE AGREEMENT

                FIRST AMENDMENT TO GROUND LEASE AND ASSIGNMENT OF
             TENANT'S INTEREST IN GROUND LEASE AND LANDLORD ESTOPPEL

                                    EXHIBIT E
                                       TO
                             PURCHASE/SALE AGREEMENT

                             LEASEHOLD DEED OF TRUST

                                    EXHIBIT F
                                       TO
                             PURCHASE/SALE AGREEMENT

                               PURCHASE MONEY NOTE

                                    EXHIBIT G
                                       TO
                             PURCHASE/SALE AGREEMENT

                      ACQUISITION AND DEVELOPMENT AGREEMENT

                                    EXHIBIT H
                                       TO
                             PURCHASE/SALE AGREEMENT

                          ALLOCATION OF PURCHASE PRICE

Intentionally Omitted.

                                    EXHIBIT I
                                       TO
                             PURCHASE/SALE AGREEMENT

                                    CONTRACTS

                                    EXHIBIT J
                                       TO
                             PURCHASE/SALE AGREEMENT

                              EMPLOYMENT AGREEMENTS

                                    EXHIBIT K
                                       TO
                             PURCHASE/SALE AGREEMENT

                          REVENUE AND EXPENSE STATEMENT


Intentionally Omitted. Prepared by Purchaser.

                                    EXHIBIT L
                                       TO
                             PURCHASE/SALE AGREEMENT

                               SELLER'S INSURANCE